Sub-Item 77Q1(e):

Investment Advisory Agreement dated September 14, 2013 between the Registrant and Centre Asset Management, LLC on behalf of the Centre American Select Equity Fund is incorporated herein by reference to Exhibit 99.(D)(3) to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A filed on November 5, 2013, SEC Accession No. 0001193125-13-427961.

Investment Advisory Agreement dated September 14, 2013 between the Registrant and Centre Asset Management, LLC on behalf of the Centre Global Select Equity Fund is incorporated herein by reference to Exhibit 99.(D)(4) to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A filed on November 5, 2013, SEC Accession No. 0001193125-13-427961.

Investment Advisory Agreement dated September 14, 2013 between the Registrant and Centre Asset Management, LLC on behalf of the Centre Multi-Asset Real Return Fund is incorporated herein by reference to Exhibit 99.(D)(5) to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A filed on November 5, 2013, SEC Accession No. 0001193125-13-427961.

Investment Advisory Agreement dated November 4, 2013 between the Registrant and Centre Asset Management, LLC on behalf of the Centre Active U.S. Treasury Fund is incorporated herein by reference to Exhibit 99.(D)(5) to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A filed on November 5, 2013, SEC Accession No. 0001193125-13-427738.

Sub-Advisory Agreement dated November 4, 2013 between Centre Asset Management, LLC and Hudson Canyon Investment Counselors, LLC on behalf of the Centre Active U.S. Treasury Fund is incorporated herein by reference to Exhibit 99.(D)(6) to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A filed on November 5, 2013, SEC Accession No. 0001193125-13-427738.